. EXHIBIT 99.2
To assist investors in assessing 3Q22 results, the following disclosures have been made available in this 8-K filing:
–Identified items of $0.23 per share assuming dilution, as noted on page 1 of the news release
–A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 of the news release

3Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings/(Loss), $M (unless noted)		3Q22	2Q22	1Q22	4Q21	3Q21
Upstream	United States	3,110	3,749	2,376	1,768	869
	Non-U.S.	9,309	7,622	2,112	4,317	3,082
	Total	12,419	11,371	4,488	6,085	3,951
Energy Products	United States	3,008	2,655	489	699	479
	Non-U.S.	2,811	2,617	(684)	203	50
	Total	5,819	5,273	(196)	901	529
Chemical Products	United States	635	625	770	774	1,121
	Non-U.S.	177	450	636	597	907
	Total	812	1,076	1,405	1,371	2,027
Specialty Products	United States	306	232	246	763	247
	Non-U.S.	456	185	230	353	592
	Total	762	417	476	1,116	839
Corporate and Financing		(152)	(286)	(694)	(603)	(596)
Net income attributable to ExxonMobil (U.S. GAAP)		19,660	17,850	5,480	8,870	6,750
Earnings/(Loss) per common share (U.S. GAAP)		4.68	4.21	1.28	2.08	1.57
Earnings/(Loss) per common share - assuming dilution (U.S. GAAP)		4.68	4.21	1.28	2.08	1.57

Effective Income Tax Rate, %		29%	31%	40%	28%	33%

Capital and Exploration Expenditures, $M		3Q22	2Q22	1Q22	4Q21	3Q21
Upstream	United States	1,837	1,644	1,369	1,307	976
	Non-U.S.	2,244	1,983	2,510	2,934	1,863
	Total	4,081	3,627	3,879	4,241	2,839
Energy Products	United States	316	300	392	331	194
	Non-U.S.	274	206	174	344	240
	Total	590	506	566	675	434
Chemical Products	United States	310	250	231	300	383
	Non-U.S.	644	169	205	380	151
	Total	954	419	436	680	534
Specialty Products	United States	15	14	5	167	7
	Non-U.S.	72	42	18	44	36
	Total	87	56	23	211	43
Other		16	1	—	1	1
Total Capital and Exploration Expenditures		5,728	4,609	4,904	5,808	3,851
Exploration expenses, including dry holes		218	286	173	524	190

Cash Capital Expenditures, $M		3Q22	2Q22	1Q22	4Q21	3Q21
Additions to property, plant and equipment		4,876	3,837	3,911	4,089	2,840
Net investments and advances		184	166	327	622	232
Total Cash Capital Expenditures		5,060	4,003	4,238	4,711	3,072

Total Cash and Cash Equivalents, $G		30.5	18.9	11.1	6.8	4.8

Total Debt, $G		45.4	46.9	47.5	47.7	56.6

Cash Flow from Operations and Asset Sales, $M		3Q22	2Q22	1Q22	4Q21	3Q21
Net cash provided by operating activities		24,425	19,963	14,788	17,124	12,091
Proceeds associated with asset sales		2,682	939	293	2,601	18
Cash flow from operations and asset sales		27,107	20,902	15,081	19,725	12,109
Changes in operational working capital		(1,667)	2,747	(1,086)	(1,930)	(659)
Cash flow from operations and asset sales excluding working capital		25,440	23,649	13,995	17,795	11,450

Common Shares Outstanding, millions		3Q22	2Q22	1Q22	4Q21	3Q21
At quarter end		4,118	4,168	4,213	4,239	4,234
Average - assuming dilution		4,185	4,233	4,266	4,275	4,276

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3Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)
Upstream Volumes	3Q22	2Q22	1Q22	4Q21	3Q21
Liquids production (kbd) ¹
United States	783	777	753	770	758
Canada/Other Americas	641	556	474	571	569
Europe	4	4	4	17	21
Africa	249	224	257	235	248
Asia	666	691	738	752	668
Australia/Oceania	46	46	40	40	49
Worldwide liquids production	2,389	2,298	2,266	2,385	2,313
¹ Net production of crude oil, natural gas liquids, bitumen and synthetic oil, kbd

Natural gas production available for sale (mcfd)
United States	2,351	2,699	2,777	2,713	2,701
Canada/Other Americas	158	180	182	189	184
Europe	541	825	770	844	343
Africa	70	67	58	48	53
Asia	3,304	3,320	3,340	3,468	3,365
Australia/Oceania	1,539	1,515	1,325	1,322	1,464
Worldwide natural gas production available for sale	7,963	8,606	8,452	8,584	8,110

Oil-equivalent production, koebd ²	3,716	3,732	3,675	3,816	3,665
² Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Manufacturing Throughput and Sales	3Q22	2Q22	1Q22	4Q21	3Q21
Refinery throughput, kbd
United States	1,742	1,686	1,685	1,740	1,684
Canada	426	413	399	416	404
Europe	1,253	1,164	1,193	1,246	1,215
Asia Pacific	557	532	537	546	585
Other	187	193	169	170	163
Worldwide refinery throughput	4,165	3,988	3,983	4,118	4,051

Energy Products sales, kbd
United States	2,479	2,452	2,262	2,396	2,361
Non-U.S.	3,058	2,858	2,849	2,976	2,941
Worldwide Energy Products sales	5,537	5,310	5,111	5,373	5,302

Gasolines, naphthas	2,335	2,208	2,114	2,325	2,191
Heating oils, kerosene, diesel	1,818	1,755	1,722	1,804	1,796
Aviation fuels	365	350	289	267	228
Heavy fuels	252	228	249	265	276
Other energy products	767	769	737	712	811
Worldwide Energy Products sales	5,537	5,310	5,111	5,373	5,302

Chemical Products sales, kt
United States	1,658	1,998	2,032	1,807	1,807
Non-U.S.	3,023	2,812	2,986	3,026	3,007
Worldwide Chemical Products sales	4,680	4,811	5,018	4,833	4,814

Specialty Products sales, kt
United States	483	590	522	467	471
Non-U.S.	1,434	1,511	1,484	1,368	1,424
Worldwide Specialty Products sales	1,917	2,100	2,006	1,835	1,896

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3Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)
Earnings Factor Analysis, $M	3Q22 vs. 3Q21	3Q22 vs. 2Q22	2022 vs. 2021 (YTD)
Upstream
Prior Period	3,951	11,371	9,690
Realization	7,330	450	21,470
Volume / Mix	610	150	(90)
Expenses	(270)	40	(550)
Identified Items	580	280	(2,380)
Other	220	130	140
Current Period	12,419	12,419	28,278
Energy Products
Prior Period	529	5,273	(1,248)
Margin	5,050	(650)	10,870
Volume / Mix	390	990	1,090
Expenses	(210)	20	(250)
Other	60	190	430
Current Period	5,819	5,819	10,896
Chemical Products
Prior Period	2,027	1,076	5,618
Margin	(1,090)	(320)	(2,050)
Volume / Mix	(190)	(130)	—
Expenses	20	90	(170)
Other	40	100	(110)
Current Period	812	812	3,293
Specialty Products
Prior Period	839	417	2,143
Margin	(60)	400	(570)
Volume / Mix	20	(80)	110
Expenses	(30)	(10)	(20)
Other	(10)	40	(10)
Current Period	762	762	1,655

Upstream Volume Factor Analysis, koebd	3Q22 vs. 3Q21	3Q22 vs. 2Q22	2022 vs. 2021 (YTD)
Prior Period	3,665	3,732	3,677
Downtime / Maintenance	(103)	35	(43)
Growth / Decline	125	19	88
Entitlements / Divestments	(154)	(25)	(139)
Government Mandates	85	(16)	97
Demand / Other	98	(29)	28
Current Period	3,716	3,716	3,708

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3Q22 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)
Average Realization Data	3Q22	2Q22	1Q22	4Q21	3Q21
United States
ExxonMobil
Crude ($/b)	91.69	107.78	93.51	73.62	67.62
Natural Gas ($/kcf)	8.38	6.49	4.80	4.96	3.33

Benchmarks
WTI ($/b)	91.76	108.66	94.49	77.34	70.58
ANS-WC ($/b)	98.82	112.11	95.43	79.75	72.70
Henry Hub ($/mbtu)	8.20	7.17	4.96	5.84	4.02

Non-U.S.
ExxonMobil
Crude ($/b)	91.42	103.15	89.71	69.97	64.89
Natural Gas ($/kcf)	22.92	19.68	16.42	14.32	9.03
European NG ($/kcf)	37.24	27.90	24.10	18.95	10.81

Benchmarks
Brent ($/b)	100.85	113.78	101.41	79.73	73.47

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2022. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.

Sources and Uses of Funds, $M	3Q22
Beginning Cash	18,861
Earnings	19,660
Depreciation	5,642
Working Capital / Other	(877)
Proceeds Associated with Asset Sales	2,682
PP&E Adds / Investments and Advances ¹	(5,060)
Shareholder Distributions	(8,179)
Debt / Other Financing	(2,265)
Ending Cash	30,464
¹ PP&E Adds / Investments and Advances includes PP&E adds of ($4.9B) and net advances of ($0.2B).

Throughout this press release, both Exhibit 99.1 as well as Exhibit 99.2, due to rounding, numbers presented may not add up precisely to the totals indicated.